Exhibit 21.1
SUBSIDIARY COMPANIES OF CBIZ, INC.
DECEMBER 31, 2020

Company Name	State of Formation
Associated Insurance Agents, Inc.	MN
CBIZ Accounting, Tax & Advisory of Atlanta, LL	DE
CBIZ Accounting, Tax & Advisory of Chicago, LLC	DE
CBIZ Accounting, Tax & Advisory of Colorado, LLC	DE
CBIZ Accounting, Tax & Advisory of Kansas City, LLC	OH
CBIZ Accounting, Tax & Advisory of Maryland, LLC	DE
CBIZ Accounting, Tax & Advisory of Memphis, LLC	DE
CBIZ Accounting, Tax & Advisory of Minnesota, LLC	DE
CBIZ Accounting, Tax & Advisory of New England, LLC	DE
CBIZ Accounting, Tax & Advisory of New York, LLC	DE
CBIZ Accounting, Tax & Advisory of Northern California, LLC	DE
CBIZ Accounting, Tax & Advisory of Ohio, LLC	DE
CBIZ Accounting, Tax & Advisory of Orange County, LLC	DE
CBIZ Accounting, Tax & Advisory of Phoenix, LLC	DE
CBIZ Accounting, Tax & Advisory of St. Louis, LLC	DE
CBIZ Accounting, Tax & Advisory of Southwest Florida, LLC	DE
CBIZ Accounting, Tax & Advisory of Topeka, LLC	DE
CBIZ Accounting, Tax & Advisory of Utah, LLC	DE
CBIZ Accounting, Tax & Advisory of Wichita, LLC	DE
CBIZ Accounting, Tax & Advisory, LLC	DE
CBIZ APG, LLC	DE
CBIZ ARC Consulting, LLC	DE
CBIZ Beatty Satchell, LLC	DE
CBIZ Benefits & Insurance Services, Inc.	MO
CBIZ CMF Business Solutions Canada	BRITISH COL, CAN
CBIZ Corporate Recovery & Litigation Services, LLC	OH
CBIZ Credit Risk Advisory Services, LLC	DE
CBIZ East, Inc.	OH
CBIZ Financial Solutions, Inc.	MD
CBIZ Gibraltar Real Estate Services, LLC	DE
CBIZ Insurance Services, Inc.	MD
CBIZ Investment Advisory Services, LLC	DE
CBIZ KA Consulting Services, LLC	DE
CBIZ Life Insurance Solutions, Inc.	OH
CBIZ MHM Golden State, LLC	DE
CBIZ MHM of Florida, LLC	DE
CBIZ MHM, LLC	DE

CBIZ M & S Consulting Services, LLC	DE
CBIZ M.T. Donahoe & Associates, LLC	DE
CBIZ National Tax Office, LLC	DE
CBIZ Network Solutions, LLC	DE
CBIZ Network Solutions Canada, Inc.	ONTARIO, CAN
CBIZ Operations, Inc.	OH
CBIZ Private Equity Advisory, LLC	DE
CBIZ Retirement Consulting, Inc.	OH
CBIZ Risk & Advisory Services, LLC	TX
CBIZ Security & Advisory Services, LLC	DE
CBIZ Service Corp.	OH
CBIZ Southern California, LLC	DE
CBIZ Tax & Advisory of Nebraska, Inc.	OH
CBIZ Technologies, LLC	DE
CBIZ Valuation Group, LLC	DE
CBIZ West, Inc.	DE
Gallery Advisors, LLC	DE
MHM Retirement Plan Solutions, LLC	DE
OneCBIZ, Inc.	DE
Summit Retirement Plan Services, Inc.	OH
Weekes & Callaway, Inc.	FL